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                                                  EXHIBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Butler Manufacturing Company


We consent to incorporation by reference in the registration statement
(No. 333-02285) on Form S-8 of Butler Manufacturing Company of our report dated June 4, 1997, relating to the statements of net assets available for plan benefits of Butler Manufacturing Company 401(k) Employee Savings Trust Plan as of December 31, 1996.


                                                  /s/ KPMG Peat Marwick LLP


Kansas City, Missouri
June 29, 1998